INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of ___________, 2011 by and between Capitol Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-172295 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), which consist of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase the Company’s Common Stock (the “Warrants”), (such initial public offering hereinafter referred to as the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission; and

WHEREAS, the Company has entered into an Underwriting Agreement with Citigroup Global Markets Inc. as representative of the several underwriters (the “Underwriters”) named therein (the “Underwriting Agreement”); and

WHEREAS, simultaneously with the IPO, the Company’s sponsor, Capitol Acquisition Management 2 LLC, will purchase an aggregate of 6,666,667 Warrants (“Sponsor’s Warrants”) from the Company for an aggregate purchase price of $5,000,000; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $175,000,000 of the gross proceeds of the IPO and sale of the Sponsor’s Warrants ($200,725,000 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock underlying the Units issued in the IPO as hereinafter provided and in the event the Units are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes. A copy of the Colorado Statute is attached hereto and made a part hereof (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to certain provisions in the Company’s Amended and Restated Certificate of Incorporation, the Public Stockholders may, regardless of how such stockholder votes in connection with the Company’s merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), demand the Company convert such Public Stockholder’s Common Stock into cash or purchase such Common Stock pursuant to a tender offer pursuant to the Rule 13e-4 and Regulation 14E of the Commission, as applicable and based upon the Company’s choice of proceeding under the proxy rules or tender offer rules, each as promulgated by the Commission (“Redemption Rights”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to (i) $0.35 per Unit sold in the IPO if the aggregate gross proceeds to the Company from the IPO are less than or equal to $200,000,000 or (ii) $0.40 per Unit sold in the IPO if the aggregate gross proceeds to the Company from the IPO exceed $200,000,000 is attributable to deferred underwriting discounts and commissions that will become payable by the Company to Citigroup upon the consummation of an initial Business Combination (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee are entering into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.           Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)           Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Statute, in the Trust Account established by the Trustee at J.P. Morgan Chase Bank N.A. and at a brokerage institution selected by the Company that is satisfactory to the Trustee;

(b)           Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)           In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company;

(d)           Collect and receive, when due, all interest arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)           Promptly notify the Company and Citigroup of all communications received by it with respect to any Property requiring action by the Company;

(f)           Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)           Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)           Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)           Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and affirmed by counsel for the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 24-month anniversary of the Effective Date (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Stockholders of record on the Last Date.  The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances.

2.           Limited Distributions of Income from Trust Account.

(a)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company by wire transfer from the Trust Account the amount necessary by the Company to cover any tax obligation owed by the Company;

(b)           Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company the amount requested by the Company to cover expenses related to investigating and selecting a target business and other working capital requirements; provided, however, that the aggregate amount of all such distributions shall not exceed $1,750,000 in interest income (net of taxes payable), or $2,012,500 in interest income (net of taxes payable), if the Underwriters’ over-allotment option is exercised in full (or, if the over-allotment option is not exercised in full, but is exercised in part, the amount in interest income (net of franchise and income taxes payable) to be released shall be increased proportionally in relation to the proportion of the over-allotment option which was exercised); and the Company will not be allowed to withdraw interest income earned on the trust account unless there are sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time;

(c)           Upon written request from the Company, which may be given from time to time commencing 60 days after the effective date of the Registration Statement in a form substantially similar to that attached hereto as Exhibit E, the Trustee shall distribute to the Company the amount necessary for it to purchase up to fifteen percent (15%) of the shares of Common Stock underlying the Units issued in the IPO (the “Maximum Amount”)), at prices (including commissions) not to exceed the pro rata per share amount held in the Trust Account (the “Maximum Price”);

(d)           The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property while the limited distributions referred to in Section 2(c) above shall be made from the Property itself.  Except as provided in Section 2(a), 2(b) and 2(c) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof; and

(e)           In all cases, the Company shall provide Citigroup with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3.           Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)           Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer or Chief Financial Officer.  In addition, except with respect to its duties under paragraphs 1(i), 2(a), 2(b) and 2(c)  above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and with reasonable care believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)           Subject to the provisions of Section 5 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel;

(c)           Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a), 2(b) and 2(c) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time.  It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Sections 1(i) solely in connection with the consummation of a Business Combination and Section 2(b).  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d)           In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s stockholders regarding such Business Combination;

(e)           In connection with the Trustee acting as Paying/Disbursing Agent pursuant to Exhibit B, the Company will not give the Trustee disbursement instructions which would be prohibited under this Agreement; and

(f)           Within five business days after the Deferred Fee shall become determinable on a final basis, to provide the Trustee with a notice in writing (with a copy to Citigroup) of the total amount of the Deferred Discount, which shall in no event be less than $6,125,000.

4.           Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)           Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)           Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)           Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)           Refund any depreciation in principal of any Property;

(e)           Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)           The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct.  The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)           Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)           File local, state and/or Federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i)           Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account);

(j)           Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(k)           Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a), 2(b) or 2(c) above.

5.           Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) hereof, the Trustee shall pursue such Claim solely against the Company and not against the Property or any monies in the Trust Account.

6.           Termination.  This Agreement shall terminate as follows:

(a)           If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement.  At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)           At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

7.           Miscellaneous.

(a)           The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary's bank or intermediary bank.  The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)           This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  Except for Section 1(i) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto.

(d)           This Agreement or any provision hereof may only be changed, amended or modified pursuant to Section 6(c) hereof with the Consent of the Public Stockholders; provided, however, that no such change, amendment or modification may be made to Section 1(i) hereof (which section may not be amended under any circumstances), it being the specific intention of the parties hereto that each Public Stockholder is, and shall be, a third party beneficiary of this Section 6(d) with the same right and power to enforce this Section 6(d) as the other parties hereto. For purposes of this Section 6(d), the “Consent of the Public Stockholders” means receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that either (i) the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (“DGCL”) who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock, have voted in favor of such change, amendment or modification, or (ii) the Public Stockholders of record as of the record date who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock, have delivered to such entity a signed writing approving such change, amendment or modification. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposes amendment in reliance thereon.

(e)           The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e)           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven G. Nelson, Chairman, and Frank A. DiPaolo, CFO
Fax No.:  (212) 509-5150

if to the Company, to:

Capitol Acquisition Corp. II.
509 7th Street, N.W.
Washington, D.C. 20004
Attn:  Mark D. Ein
Fax No.:  (___) ___-____

in either case with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attn:  General Counsel
Fax No.:  (212) 816-7912

and:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn: Deanna L. Kirkpatrick, Esq.
Fax No.: (212) 450-5704

(f)           This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)           Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(h)           Each of the Company and the Trustee hereby acknowledge that Citigroup, on behalf of the Underwriters, is a third party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

CAPITOL ACQUISITION CORP. II

By:
Name:
Title:

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:           Trust Account No.     -           Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Capitol Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of _________, 2011 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date].  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on __________ and to transfer the proceeds to the above-referenced account at JP Morgan Chase Bank to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.  It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (1) the Business Combination has been consummated and (2) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met, (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of __________________, which verifies the vote of the Company’s stockholders in connection with the Business Combination if a vote is held and (b) written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”) and (iii) Citigroup shall deliver to you written instructions for delivery of the Deferred Discount.  You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, (x) to Citigroup in an amount equal to the Deferred Discount as directed by Citigroup and (y) the remainder in accordance with the terms of the Instruction Letter.  In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company.  Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

CAPITOL ACQUISITION CORP. II

By:
Mark D. Ein, Chairman of the Board and Secretary

cc: Citigroup Global Markets Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:

Re:           Trust Account No.    -       Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Capitol Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ________, 2011 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments on ______________ and to transfer the total proceeds to the Trust Checking Account at JP Morgan Chase Bank to await distribution to the stockholders. The Company has selected ____________ 20 __ as the record date for the purpose of determining the stockholders entitled to receive their share of the liquidation proceeds.  It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Checking Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent and to distribute said funds directly to the Company's stockholders (other than with respect to the initial shares) in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.
Very truly yours,

CAPITOL ACQUISITION CORP. II

By:
Mark D. Ein, Chairman of the Board and Secretary
cc: Citigroup Global Markets Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:           Trust Account No.

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between Capitol Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of ___________, 2011 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof.  The Company needs such funds to pay for its tax obligations as set forth on the attached tax return or tax statement.  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

CAPITOL ACQUISITION CORP. II

By:
Mark D. Ein, Chairman of the Board and Secretary
cc: Citigroup Global Markets Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]
Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:           Trust Account No.

Gentlemen:

Pursuant to paragraph 2(b) of the Investment Management Trust Agreement between Capitol Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of __________, 2011 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to paragraph 2(b), if any, the maximum amount set forth in paragraph 2(b).  The Company needs such funds to cover its expenses relating to investigating and selecting a target business and other working capital requirements.  In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

CAPITOL ACQUISITION CORP. II

By:
Mark D. Ein, Chairman of the Board and Secretary
cc: Citigroup Global Markets Inc.

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn:  Steven Nelson

Re:           Trust Account No.

Gentlemen:

Pursuant to paragraph 2(c) of the Investment Management Trust Agreement between Capitol Acquisition Corp. II (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of __________, 2011 (“Trust Agreement”), pursuant to the instructions attached hereto as Schedule A, you are instructed to distribute funds held in the Trust Account to those parties listed on Schedule A, in consideration of the Company’s purchases of shares of Common Stock at a price of $___ per share, including commissions (the “Purchase Price”).  The Purchase Price is equal to or below the Maximum Price (as defined in the Trust Agreement).  Additionally, the shares of Common Stock, together with any shares previously purchased by the Company pursuant to paragraph 2(c) of the Trust Agreement, do not exceed the Maximum Amount (as defined in the Trust Agreement).

Very truly yours,

CAPITOL ACQUISITION CORP. II

By:
Mark D. Ein, Chairman of the Board and Secretary
cc: Citigroup Global Markets Inc.